Exhibit 10.19

Siebel Systems, Inc.

Restricted Stock Grant Notice
([1996/1998] Equity Incentive Plan)

Siebel Systems, Inc. (the "Company"), pursuant to its [1996/1998] Equity Incentive Plan (the "Plan"), hereby grants to Participant the right to purchase the number of shares of the Company's Common Stock set forth below ("Award"). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Agreement, the Plan, the form of Assignment Separate from Certificate and the form of Joint Escrow Instructions, all of which are attached hereto and incorporated herein in their entirety.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Award:
Purchase Price per Share:
Total Purchase Price:

Vesting Schedule:
Payment:	As described in the Restricted Stock Agreement, par value for the shares must be paid in cash or check.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Restricted Stock Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Restricted Stock Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject, with the exception of other awards previously granted and delivered to Participant under the Plan.
Siebel Systems, Inc. By: ___________________________________ Signature	Participant: By: ___________________________________ Signature
Title: ___________________________________	Date: ____________________________________
Date: ____________________________________

Attachments:

Attachment I:	Restricted Stock Agreement
Attachment II:	[1996/1998] Equity Incentive Plan
Attachment III:	Form of Assignment Separate from Certificate
Attachment IV:	Form of Joint Escrow Instructions

ATTACHMENT I

Siebel Systems, Inc.

[1996/1998] Equity Incentive Plan

Restricted Stock Agreement

Siebel Systems, Inc. (the "Company") wishes to issue to you, and you wish to acquire, shares of Common Stock from the Company, pursuant to the provisions of the Company's [1996/1998] Equity Incentive Plan (the "Plan").

Therefore, pursuant to the terms of the Restricted Stock Grant Notice ("Grant Notice") and this Restricted Stock Agreement ("Agreement") (collectively, the "Award"), the Company grants you the right to acquire the number of shares of Common Stock indicated in the Grant Notice. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

    Agreement to Purchase. You hereby agree to purchase from the Company, and the Company hereby agrees to sell to you, the aggregate number of shares of Common Stock specified in your Grant Notice at the specified Purchase Price per Share. You may not purchase less than the aggregate number of shares specified in the Grant Notice.

    Payment. Payment of the Total Purchase Price shall be made as follows:

    Cash or check................................. $__________

    Closing. The purchase and sale of the shares shall be consummated as follows:

      You may purchase the shares by delivering the cash for the Total Purchase Price referenced in your Grant Notice to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, on the date you execute the Grant Notice (or at such other time and place as you and the Company may mutually agree upon in writing) (the "Closing Date"), along with such additional documents as the Company may then require.

      You agree to execute three (3) copies of the Assignment Separate From Certificate (with date and number of shares blank) substantially in the form attached to the Grant Notice as Attachment III and to execute Joint Escrow Instructions substantially in the form attached to the Grant Notice as Attachment IV and to deliver the same in accordance with Section 8 below.

    Vesting. Subject to the limitations contained herein, the shares you purchase will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Status as an Employee, Director or Consultant.

    Securities Law Compliance. Notwithstanding anything to the contrary contained herein, you may not purchase any shares of Common Stock under your Award unless the shares of Common Stock issuable upon such purchase are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such purchase and issuance would be exempt from the registration requirements of the Securities Act. The purchase of shares under your Award also must comply with other applicable laws and regulations governing your Award, and you may purchase such shares if the Company determines that such purchase would not be in material compliance with such laws and regulations.

    Right of Reacquisition. In the event of the termination of your Continuous Status as an Employee, Director or Consultant, the Company shall have a right to reacquire (the "Reacquisition Rights") the shares you received pursuant to your Award that have not yet vested in accordance with the Vesting Schedule on the Grant Notice ("Unvested Shares"). The Company shall simultaneously with termination of your Continuous Status as an Employee, Director or Consultant automatically reacquire all of the Unvested Shares for the lesser of (a) the original purchase price of the Unvested Shares and (b) the fair value of the Unvested Shares on the date your Continuous Status as an Employee, Director or Consultant terminates, unless the Company agrees to waive its reacquisition right as to some or all of the Unvested Shares. Any such waiver shall be exercised by the Company by written notice to you or your representative (with a copy to the Escrow Agent) within ninety (90) days after the termination of your Continuous Status as an Employee, Director or Consultant, and the Escrow Agent may then release to you the number of Unvested Shares not being reacquired by the Company. If the Company does not waive its reacquisition right as to all of the Unvested Shares, then upon such termination of your Continuous Status as an Employee, Director or Consultant, the Escrow Agent shall transfer to the Company the number of shares the Company is reacquiring.

    Corporate Transactions. In the event of a corporate transaction pursuant to Section 11(b) of the Plan, the Reacquisition Right may be assigned by the Company to the successor of the Company (or such successor's parent company), if any, in connection with such corporate transaction. To the extent the Reacquisition Right remains in effect following such corporate transaction, it shall apply to the new capital stock or other property received in exchange for the Common Stock in consummation of the corporate transaction, but only to the extent the Common Stock was at the time covered by such right.

    Escrow of Unvested Common Stock. As security for your faithful performance of the terms of this Agreement and to insure the availability for delivery of your Common Stock upon execution of the Reacquisition Right herein provided for, you agree, on the Closing Date, to deliver to and deposit with Secretary of the Company or the Secretary's designee ("Escrow Agent"), as Escrow Agent in this transaction, three (3) stock assignments duly endorsed (with date and number of shares left blank) in the form attached to the Grant Notice as Attachment III. Said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of you and the Company set forth in Attachment IV to the Grant Notice, which instructions also shall be delivered to the Escrow Agent on the Closing Date.

    Rights as Stockholder. Subject to the provisions of this Agreement, you shall exercise all rights and privileges of a stockholder of the Company with respect to the shares deposited in escrow. You shall be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of the shares have not yet vested and been released from the Company's Reacquisition Right.

    Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, you shall not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock while the Common Stock is subject to the Reacquisition Right. After any Common Stock has been released from the Reacquisition Right, you shall not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock except in compliance with the provisions herein and applicable securities laws.

    Restrictive Legends. The shares issued under your Award shall be endorsed with appropriate legends determined by the Company.

    Transferability. Only you may purchase the shares subject to your Award. The right to purchase such shares is not transferable except by will or by the laws of descent and distribution and shall be exercisable during your lifetime only by you. Once you have purchased the shares subject to this Award, you may transfer or assign your rights and obligations under your Award with the prior written consent of the Company.

    Award not a Service Contract. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you may have as an Employee, Director or Consultant for the Company or an Affiliate.

    Withholding Obligations.

      At the time your Award is granted, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.

      Unless the tax withholding obligations of the Company or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

    Tax Consequences. The acquisition and vesting of the shares of Common Stock purchased pursuant to your Award may have adverse tax consequences to you that may be mitigated by filing an election under Section 83(b) of the Code. Such election must be filed within thirty (30) days after the date your purchase the shares pursuant to your Award. YOU ACKNOWLEDGE THAT IT IS YOUR RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(B), EVEN IF YOU REQUEST THE COMPANY TO MAKE THE FILING ON YOUR BEHALF.

    Notices. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

    Miscellaneous.

      The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns.

      You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

      You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

    Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

ATTACHMENT II

[1996/1998] Equity Incentive Plan

ATTACHMENT III

ASSIGNMENT SEPARATE FROM CERTIFICATE

For Value Received and pursuant to that certain Restricted Stock Grant Notice and Restricted Stock Agreement (the "Award"), _____________ hereby sells, assigns and transfers unto Siebel Systems, Inc., a Delaware corporation ("Assignee") ________________________ (__________) shares of the Common Stock of the Assignee, standing in the undersigned's name on the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint the Company's Secretary as attorney-in-fact to transfer the said stock on the books of the within named Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Award, in connection with the reacquisition of shares of Common Stock of the Corporation issued to the undersigned pursuant to the Award, and only to the extent that such shares remain subject to the Corporation's Reacquisition Right under the Award.

Dated:
Signature: ________________, Recipient

[Instruction: Please do not fill in any blanks other than the signature line. The purpose of this Assignment is to enable execution of the Company's Reacquisition Right set forth in the Award without requiring additional signatures on your part.]

ATTACHMENT IV

JOINT ESCROW INSTRUCTIONS

Date

Secretary
Siebel Systems, Inc.
2207 Bridgepointe Parkway
San Mateo, CA 94404

Dear Sir/Madam:

As Escrow Agent for both Siebel Systems, Inc., a Delaware corporation (the "Company"), and the undersigned recipient of stock of the Company ("Recipient"), you are hereby authorized and directed to hold the certificate or certificates evidencing the shares of the Company's Common Stock granted under the Award and the documents delivered to you pursuant to the terms of that certain Restricted Stock Grant Notice (the "Grant Notice"), dated _______________, 20___ to which a copy of these Joint Escrow Instructions is attached as Attachment IV, and pursuant to the terms of that certain Restricted Stock Agreement ("Agreement"), which is Attachment I to the Grant Notice, in accordance with the following instructions:

1. In the event Recipient ceases to render services to the Company or an affiliate of the Company during the vesting period set forth in the Grant Notice, the Company or its assignee will give to Recipient and you a written notice specifying that the shares of stock shall be transferred to the Company. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company.

3. Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Grant Notice. Recipient does hereby irrevocably constitute and appoint you as Recipient's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

4. This escrow shall terminate upon vesting of the shares or upon the earlier return of the shares to the Company.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Recipient, you shall deliver all of same to any pledgee entitled thereto or, if none, to Recipient and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Grant Notice or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel, including but not limited to Cooley Godward LLP, and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an employee of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Recipient hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days' written notice to each of the other parties hereto:

Company:	Siebel Systems, Inc. 2207 Bridgepointe Parkway San Mateo, California 94404 Attn: Senior Vice President and General Counsel

Recipient:	Insert Recipient's Name Insert Address Insert Address

Escrow Agent:	Siebel Systems, Inc. 2207 Bridgepointe Parkway San Mateo, California 94404 Attn: Secretary

16. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Grant Notice.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. It is understood and agreed that references to "you" or "your" herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Grant Notice and these Joint Escrow Instructions in whole or in part.

Very truly yours,

Siebel Systems, Inc. By: Print Name: Title:
Recipient By: Print Name: Title:
Escrow Agent: By: Print Name: Title: